                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  [X]    FILED BY A PART OTHER THAN THE REGISTRANT  [_]

--------------------------------------------------------------------------------

Check the appropriate box:
[_]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
[_]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))

                           PHOTOELECTRON CORPORATION
               (Name of Registrant as Specified in Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

--------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           PHOTOELECTRON CORPORATION
                                   TO BE HELD
                                  MAY 27, 1998


To the Holders of the Common Stock of PHOTOELECTRON CORPORATION:

     PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of PHOTOELECTRON CORPORATION (the "Company") will be held at 5 Forbes Road, Lexington, Massachusetts 02173, on Wednesday, May 27, 1998 at 4:00 p.m., for the purpose of considering and acting upon the following matters, all as described in the accompanying Proxy Statement:

     1) To elect a Board of four Directors to hold office until the next annual meeting and until the election and qualification of their respective successors;

     2) To act upon the approval of the designation of Arthur Andersen LLP to audit the books, records and accounts of the Company;

     3) To act upon a proposal to amend the Equity Incentive Plan to increase the number of shares of Common Stock, par value $.01 per share, of the Company covered by such plan; and

`     4)  To consider and act upon all other matters which may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has set the close of business on Tuesday, April 14, 1998, as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, and only stockholders of record on that date shall be entitled to notice of and to vote at said meeting.

     YOUR PROXY IS ENCLOSED. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT AND WISH YOUR SHARES TO BE VOTED, YOU ARE REQUESTED TO FILL IN, DATE, SIGN, AND MAIL THE ENCLOSED PROXY PROMPTLY. A RETURN ENVELOPE WITH PREPAID POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU ATTEND THE ANNUAL MEETING, YOUR PROXY WILL BE RETURNED TO YOU UPON REQUEST TO THE CLERK.

                              By order of the Board of Directors,

                              /s/ William O. Flannery

                              William O. Flannery, Esq.
                              Clerk

Lexington, Massachusetts
April 17, 1998

PHOTOELECTRON CORPORATION
5 Forbes Road
Lexington, MA  02173
(781) 861-2069

                           PHOTOELECTRON CORPORATION
                                 5 Forbes Road
                        LEXINGTON, MASSACHUSETTS  02173
                                 (781) 861-2069
                        _______________________________

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1998

                                PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of PHOTOELECTRON CORPORATION (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's offices located at 5 Forbes Road, Lexington, Massachusetts 02173, on Wednesday, May 27, 1998 at 4:00 p.m. and at any adjournments thereof. This Proxy Statement and the accompanying Proxy Card are being mailed to stockholders on or about April 17, 1998.

     Unless contrary instructions are indicated on the proxy, all valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Director named herein. If a stockholder specifies a different choice on the proxy, such stockholder's shares of Common Stock will be voted in accordance with such specifications.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Clerk of the Company an instrument revoking it, by presenting an executed proxy bearing a later date at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone and/or telegram by Directors, officers and employees of the Company, without additional compensation for such solicitation activities. Arrangements will be made by the Company with its transfer agent, American Stock Transfer & Trust Co., 6201 15th Avenue, Brooklyn, New York 11219, to forward solicitation material to the beneficial owners of the shares held of record. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's Common Stock held in their respective names.

     Copies of the 1997 Annual Report of the Company are being mailed to stockholders together with this Proxy Statement. The Annual Report contains the financial statements of the Company for the fiscal years ended January 3, 1998 and December 28, 1996.

                               VOTING SECURITIES

     The total number of authorized shares of capital stock of the Company is 22,500,000, of which 15,000,000 are shares of common stock, $.01 par value (the "Common Stock"), and 7,500,000 are shares of preferred stock, $.01 par value (the "Preferred Stock"). Of the shares of Common Stock authorized for issuance, 7,368,751 were issued and outstanding at April 14, 1998. Of the shares of Preferred Stock authorized for issuance, no shares were issued and outstanding at April 14, 1998.

     Only stockholders of record at the close of business on Tuesday, April 14, 1998 have the right to receive notice of and to vote at the Annual Meeting and any adjournments thereof. Each share of Common Stock entitles the holder thereof to one vote. Under the Massachusetts Business Corporation Law, the presence, in person or by proxy, of stockholders holding a majority in interest of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions and broker non-votes are not counted in determining the number of votes cast.


PROPOSAL I.  ELECTION OF DIRECTORS

          It is intended that, unless otherwise indicated thereon, the proxies received will be voted in favor of the election of the four persons named below to serve as Directors until the next Annual Meeting of Stockholders and until their successors shall be elected and shall qualify. Although it is expected that each of the nominees will be available for election, if a nominee is not a candidate at the time the election occurs, it is intended that such proxies will be voted for the election of a substitute nominee selected by the Board of Directors, unless the Board chooses to reduce the number of Directors to the number of nominees then available for election. In this event, the proxies would be voted for the reduced number of nominees. Unless otherwise indicated on the enclosed Proxy Card, the votes represented by any proxy may be voted at the discretion of the person or persons voting the proxy. The four nominees receiving a plurality of the votes cast by the stockholders represented at the meeting, in person or by proxy, will be elected as Directors of the Company.

          The following table sets forth the name and age (as of the date of the Annual Meeting) of the Directors, their principal occupations at present, the positions and offices, if any, held by each Director with the Company in addition to the position as a Director, and the period during which each has served as a Director of the Company.

                                                    Principal Occupation -             Served as
Name                                 Age               Position Held                 Director Since
----------------------------------   ---    -------------------------------------    --------------
Peter M. Nomikos.................    66     Chairman of the Board, President,             1989
                                            Chief Executive Officer and Treasurer

Peter E. Oettinger, Ph.D.........    61     Vice President and Chief Operating            1989
                                            Officer

George N. Hatsopoulos, Ph.D......    71     Chairman of the Board and Chief               1989
                                            Executive Officer of Thermo Electron
                                            Corporation

Roger D. Wellington..............    70     President and Chief Executive Officer         1989
                                            of Wellington Consultants, Inc. and
                                            Wellington Associates, Inc.


               BACKGROUND OF NOMINEES FOR ELECTION AS DIRECTORS

          Peter M. Nomikos has served as Chairman of the Board, President, Chief Executive Officer and Treasurer of the Company since its founding in 1989. Mr. Nomikos was co-founder of Thermo Electron Corporation (''Thermo Electron'') where he was a director until 1976. For the past 30 years, Mr. Nomikos has resided in London and has been involved in maritime shipping as Managing Director of Nomikos (London) Ltd. He devotes on average approximately 150 hours per month (or roughly two-thirds of his professional time) to directing the overall business activities of the Company in the U.S. and abroad.
Approximately one-third of Mr. Nomikos' professional time is devoted to his other professional activities, including those relating to PYC Corporation.

          Peter E. Oettinger, Ph.D. has served as Vice President, Chief Operating Officer and a Director of the Company since its founding in 1989. From 1978 to 1988, Dr. Oettinger, was Manager of Research and Development of Thermo Electron's Direct Energy Conversion Operation, and Thermo Electron's Laser Laboratory. Dr. Oettinger has a B.S. from Cornell University, an M.S. from the California Institute of Technology and a Ph.D. from Stanford University.

          George N. Hatsopoulos, Ph.D. has served as a Director of the Company since its founding in 1989. Dr. Hatsopoulos has been Chairman of the Board and Chief Executive Officer of Thermo Electron and has served as a director of Thermo Electron since 1956. Dr. Hatsopoulos is also a director of Thermedics Inc., Thermo Ecotek Corporation, Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Optek Corporation, ThermoQuest Corporation and ThermoTrex Corporation.

          Roger D. Wellington has served as a Director of the Company since its founding in 1989. Mr. Wellington serves as President and Chief Executive Officer of Wellington Consultants, Inc. and Wellington Associates, Inc., international business consulting firms he founded in 1994 and 1989, respectively. Prior to 1989, Mr. Wellington served for more than five years as Chairman of the Board of Augat Inc., a manufacturer of electromechanical components. Prior to 1988, he also held the positions of President and Chief Executive Officer of Augat Inc. Mr. Wellington is also a director of Thermo Electron.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF PETER M. NOMIKOS, PETER E. OETTINGER, PH.D., GEORGE N. HATSOPOULOS, PH.D. AND ROGER D. WELLINGTON AS DIRECTORS.


                        GENERAL INFORMATION RELATING TO
                             THE BOARD OF DIRECTORS

The Board of Directors

          The business and affairs of the Company are managed by the Board of Directors. The Board of Directors held four meetings in the fiscal year ended January 3, 1998.

          It is anticipated that immediately following the Annual Meeting, the Board of Directors will hold its Annual Meeting of the Board of Directors. At such meeting, it is anticipated that the current officers of the Company will be re-elected to serve in their present capacities until the next annual meeting of the Board of Directors or until their successors are duly elected and qualified.

Committees of the Board of Directors

          The Company had no nominating or compensation committees of the Board of Directors or committees performing similar functions during the year ended January 3, 1998.

          The Board of Directors has an Audit Committee, which has general responsibility for supervision of financial controls as well as accounting and audit activities of the Company. The Audit Committee has the responsibility to review annually the qualifications of the Company's independent certified public accountants, make recommendations to the Board of Directors concerning the selection of the accountants and review the planning, fees and results of the accountants' audit. The current members of the Audit Committee are Messrs. Hatsopoulos and Wellington. The Audit Committee held one meeting during the fiscal year ended January 3, 1998.

COMPENSATION OF DIRECTORS

          Outside Directors of the Company currently receive an annual stipend of $2,000, a fee of $1,000 per regular or special meeting of the Board of Directors attended in person (together with reimbursement of reasonable travel expenses), a fee of $500 per each such meeting participated in by means of conference telephone arrangements and a fee of $500 per any regular or special meeting of any committee of the Board of Directors, whether attended in person or participated in by conference telephone arrangements (together, in the event not coincident with a meeting of the Board of Directors, with reimbursement of reasonable travel expenses). Directors who are employees of the company receive no compensation as members of the Board of Directors.

Indemnification of Officers and Directors

          The Articles provide that no Director of the Company shall be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty, except to the extent such exculpation from liability is not permitted under Massachusetts law. This provision does not prevent stockholders from obtaining injunctive or other equitable relief against Directors nor does it shield Directors from liability under federal or state securities laws. The By-Laws provide that the Company shall indemnify its Directors and officers to the full extent permitted by law.

          The Articles provide that a majority vote of each class of stock entitled to vote will be required for amendments to the Articles or a merger or consolidation of the Company.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

          Under the rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered to be a beneficial owner of the security. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered to be beneficially owned under these rules.

          The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 20, 1998 by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock (assuming conversion of all outstanding warrants and convertible debt),
(ii) each current Director and nominee for election as Director, (iii) each executive officer who received salary and bonus in excess of $100,000 for all services rendered during the fiscal year ended January 3, 1998 and (iv) all current Directors and executive officers of the Company as a group. Except as otherwise provided in the footnotes to this table, the Company believes that the persons named in this table have voting and investment power with respect to all the shares of Common Stock indicated.

                                                   Amount and Nature of
Name and Address of Beneficial Owner             Beneficial Ownership (1)      Percent of Class (1)
---------------------------------------------    ------------------------      --------------------
Peter M. Nomikos.............................          4,408,093 (2)                    47.8%
Peter E. Oettinger, Ph.D.....................            150,200 (3)                     2.0
George N. Hatsopoulos, Ph.D..................             19,500 (4)                      *
Roger D. Wellington..........................             19,500 (5)                      *
Sociedad Internacional De Finanzas SA........            380,764                         5.2
  Montevideo, Uruguay
Thermo Electron Corporation..................            833,861                        11.3
  81 Wyman Street
  Waltham, MA  02254

PYC Corporation..............................          3,727,736 (6)                    45.0
  c/o Aegeus Shipping Co., Ltd.
  TANPY Building
  17-19 Akti Miaouli
  Piraeus 185 35 Greece
Chancellor LGT Asset Management Inc..........            485,000                         6.6
  1166 Avenue of the Americas
  New York, NY  10036
All Directors and executive officers
as a group (5 persons).......................             4,601,293                     49.2%

_____________________
* Less than 1%.
(1) Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of Common Stock subject to options, convertible debt or warrants held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. No options, warrants or convertible debt owned by the persons named in this table become exercisable or convertible within 60 days of March 20, 1998. Shares subject to exercisable options and shares issuable upon conversion of convertible debt or exercise of outstanding warrants are shown in the footnotes to this table, if applicable. The persons named in this table have voting and investment power with respect to all shares of Common Stock shown as owned by them, subject to community property laws where applicable and except as otherwise indicated in the other footnotes to this table.

(2) Includes 23,000 shares subject to exercisable options granted by the Company, and 401,667 shares issuable upon conversion of convertible debt. Includes 1,417,334 shares issuable upon exercise of outstanding warrants owned by PYC Corporation, of which Mr. Nomikos is the President. Mr. Nomikos has been granted investment power and the authority to vote such shares by PYC Corporation. Includes 10,300 shares owned by Petronome Corporation. Mr. Nomikos has been granted investment power and the authority to vote such shares by Petronome Corporation.

(3) Includes 123,000 shares subject to exercisable options granted by the Company.

(4) Includes 7,000 shares subject to exercisable options granted by the Company. Excludes any shares owned by Thermo Electron, as to which Dr. Hatsopoulos disclaims beneficial ownership.

(5) Includes 7,000 shares subject to exercisable options granted by the Company.

(6) Includes 1,417,334 shares issuable upon exercise of outstanding warrants.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires the Company's Directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the SEC and NASDAQ initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and holders of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended January 3, 1998, its Directors, executive officers and holders of more than 10% of the Company's Common Stock complied with all applicable Section 16(a) reporting requirements, except that (i) one report was filed seven days late by each Director covering one transaction for each such Director and (ii) one report was filed seven days late by each of PYC Corporation and Thermo Electron covering one transaction for each entity.


                             EXECUTIVE COMPENSATION

          The following table sets forth the aggregate compensation paid or accrued during the fiscal year ended January 3, 1998 of the Chief Executive Officer and each other executive officer of the Company whose total annual salary and bonus exceeded $100,000 for services in all capacities:


                           SUMMARY COMPENSATION TABLE


Name and                                                           Annual Compensation                      All Other
                                                    ---------------------------------------------
Principal Position                                   Salary             Bonus              Other           Compensation
------------------------------------------------    --------           -------            -------        --------------------

Peter M. Nomikos (1)
   Chairman of the Board, President, Chief
   Executive Officer and Treasurer..............           --              --               --                      --


Peter E. Oettinger, Ph.D.
   Vice President, Chief Operating
   Officer and Director.........................     $124,346          $5,000               --                  $4,078(2)


_________________________

(1) Mr. Nomikos has elected to waive his compensation during the fiscal year ended January 3, 1998 to conserve the Company's cash position. Although Mr. Nomikos devotes substantial time to the business of the Company, he is also engaged in other business activities through a London based company.

(2) Includes $3,109 paid by the Company to the named executives' 401(k) plan and $969 paid by the Company for premiums on group term life insurance.



          The Company granted no stock options to its executive officers during the fiscal year ended January 3, 1998.

          The following table sets forth certain information regarding stock option exercises during the fiscal year ended January 3, 1998 and stock options held at such year end by Mr. Nomikos and Dr. Oettinger:

                                                                       NUMBER OF
                                                                      SECURITIES
                                                                      UNDERLYING               VALUE OF UNEXERCISED
                                SHARES                                UNEXERCISED                  IN-THE-MONEY
                              ACQUIRED ON      VALUE               OPTIONS AT FISCAL             OPTIONS AT FISCAL
NAME                           EXERCISE      RECEIVED(1)               YEAR END                    YEAR END (2)
----------------------------- ------------   -------------   ----------------------------   ---------------------------
                                                             EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                             -----------    -------------   -----------   -------------
Peter M. Nomikos...........    12,500         $ 95,000          20,500          27,000       $ 61,875         $28,750
Peter E. Oettinger, Ph.D...    25,000          190,000         119,000          28,500        872,500          38,125

_________________________
(1) Reflects the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise.

(2) Based on the fiscal year ended closing price of the Common Stock of $9.25 per share, less the option exercise price.

          The executive officers of the Company are Peter M. Nomikos, Peter E. Oettinger, Ph.D., and Gerald J. Bojas. For a description of the background of Mr. Nomikos and Dr. Oettinger, see "Background of Nominees for Election as Directors." Mr. Bojas has served as the Chief Financial Officer of the Company since March 1997. Prior to joining the Company, from 1992 to 1996, Mr. Bojas was Treasurer and Corporate Controller of MediSense, Inc. He also was the Chief Financial Officer of MediSense, Inc. from 1990 to 1991. From 1981 to 1990, Mr. Bojas was the Corporate Controller of Compugraphic Corporation.


                     COMPENSATION AND INSIDER PARTICIPATION

          The entire Board of Directors was responsible for determining the compensation of executive officers during fiscal 1996. Mr. Nomikos and Dr. Oettinger, the Company's Chairman of the Board, President, Chief Executive Officer and Treasurer, and Vice President and Chief Operating Officer, respectively, are Directors and, did not participate in deliberations relating to their own compensation, except that Mr. Nomikos waived his compensation for fiscal 1997. Mr. Nomikos participated in deliberations relating to the compensation of Dr. Oettinger.

                       [PERFORMANCE GRAPH APPEARS HERE]

               COMPARISION OF 11 MONTH CUMULATIVE TOTAL RETURN*
        AMONG PHOTOELECTRON CORPORATION, THE NASDAQ STOCK MARKET (U.S.)
                  INDEX AND THE NASDAQ HEALTH SERVICES INDEX


                                                    1/29/97*  12/31/97
       ----------------------------------------------------------------
       Photoelectron Corporation                      100       113
       ----------------------------------------------------------------
       Nasdaq Stock Market (U.S.)  Index              100       123
       ----------------------------------------------------------------
       Nasdaq Health Services Index                   100       102
       ----------------------------------------------------------------


     ____________________

    *The performance graph above compares the percentage change in the Company's total shareholder return on its Common Stock from January 29, 1997, the effective date of the Company's initial public offering, with the cumulative total return of the Nasdaq Stock Market-US Index and the Nasdaq Services Index from December 31, 1996 through December 31, 1997, based upon an assumed $100 investment in the Company's Common Stock and in the stocks comprising each such index as of December 31, 1996 and reinvestment of all dividends. The stock prices on the performance graph above are not necessarily indicative of future stock price performance.

                          BOARD OF DIRECTORS REPORT ON
                             EXECUTIVE COMPENSATION

          Decisions regarding cash compensation paid and stock options granted to the Company's executive officers were made by the full Board of Directors.

EXECUTIVE COMPENSATION POLICY

          The Company's compensation program is designed to attract, motivate, reward and retain executive personnel capable of making significant contributions to the long-term success of the Company. During fiscal 1997, the Company's compensation program consisted of base salary and incentive bonuses. Base salary provides the foundation for the Company's executive pay; its purpose is to compensate the executive for performing his or her basic duties.

          Base Salary. Base salaries for the Company's executive officers are set annually. During fiscal 1997, the Company did not employ a formula approach that links cash compensation to corporate performance nor did it utilize any formal survey or other compilation of empirical data on executive compensation paid by other companies. Instead, executive compensation was determined based on a number of subjective factors, including individual responsibilities, performance, contribution and experience, the Company's financial performance as compared with the prior year; and general economic factors.

          Stock Options. The Company's compensation program also utilizes stock option awards, which are intended to provide additional incentive to increase shareholder value. However, no stock options were granted to the executive officers of the Company during fiscal 1997.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company utilizes certain administrative resources of Thermo Electron on an as-needed basis without a formal contract and is charged at actual cost for such services. The Company paid $3,253 in 1997 for these services. George N. Hatsopoulos, Ph.D., a Director of the Company, is Chairman of the Board and Chief Executive Officer of Thermo Electron. Roger D. Wellington is also a director of Thermo Electron.

          The Company is provided with certain services by Thermo Power Corporation, a majority-owned subsidiary of Thermo Electron. These services include data processing services, administrative services and machine shop services, which are charged to the Company at actual cost. The Company paid $113,582 in 1997 for these services. As of January 3, 1998, $15,599 was payable to Thermo Power Corporation and was included in accounts payable in the accompanying consolidated balance sheets.

          The Company entered into a Convertible Note and Warrant Purchase Agreement dated as of May 13, 1992, as amended (the "1992 Debt Agreement"), pursuant to which the Company sold a 4,500,000 8% Convertible Demand Note (the "1992 Note") to Peter M. Nomikos, Chairman of the Board, President, Chief Executive Officer and Treasurer of the Company. As of March 29, 1997, the Company entered into a letter agreement with respect to the forbearance by Mr. Nomikos of the right to conversion of the principal and accrued interest under the 1992 Note until May 13, 1999. The principal amount of the 1992 Note is convertible into Common Stock at

$3.00 per share. Currently, the aggregate principal amount outstanding under the 1992 Note is $705,000.

          The Company entered into the Amended and Restated Convertible Note Purchase Agreement (originally dated July 11, 1991) dated as of August 8, 1996, pursuant to which the Company sold a $500,000 8% Subordinated Convertible Note (the "1991 Note") due 1998 to Peter M. Nomikos, Chairman of the Board, President, Chief Executive Officer and Treasurer of the Company. As of March 29, 1997, the Company entered into a letter agreement providing that accrued interest on such note is convertible on July 31, 1998. The principal amount of the 1991 Note is convertible into Common Stock at $3.00 per share. Currently, the aggregate principal amount outstanding under the 1991 Note is $500,000.

          The warrant purchase rights under the 1992 Debt Agreement entitle Mr. Nomikos to acquire warrants for $0.20, pursuant to which he may purchase shares of Common Stock at $3.00 per share. Mr. Nomikos (or his assignee) acquired warrants to purchase 1,417,334 shares of Common Stock in 1996. At December 28, 1996, warrants to purchase an aggregate of 1,417,334 shares of Common Stock were outstanding. All warrants issued to date are now held by PYC Corporation.

          On February 4, 1997, the Company completed an initial public offering of 2,000,000 shares of its Common Stock at a price of $8.50 per share. Pursuant to an option to purchase additional shares of Common Stock to cover over-allotments, Needham and Company, Inc. and Dain Bosworth Incorporated purchased an additional 275,000 shares of Common Stock on March 4, 1997. The shares were registered with the Securities and Exchange Commission pursuant to a registration statement on Form S-1 (No. 333-14541), which was declared effective on January 23,1997. The public offering was underwritten by a syndicate of underwriters led by Needham and Company, Inc. and Dain Bosworth Incorporated. After deducting underwriting discounts and commissions of $1,353,625 and expenses of $1,165,021, the Company received net proceeds of $16,818,854.

          Pursuant to a promissory note dated February 21, 1997 (the "Note"), the Company loaned $80,211.26 to Peter E. Oettinger, Ph.D., Vice President, Chief Operating Officer and Director of the Company at an interest rate of 5% per annum. Such promissory note was secured by a pledge of 25,000 shares of the Company's Common Stock owned by Mr. Oettinger, pursuant to a Pledge Agreement with the Company dated as of February 21, 1997 (the "Pledge Agreement"). On February 21, 1998, the Note was renewed for a period of one year at an interest rate of 6% per annum.


PROPOSAL II.  AMENDMENT OF EQUITY INCENTIVE PLAN

          The Board of Directors has adopted an amendment to the Equity Incentive Plan (the "Equity Incentive Plan"), subject to approval by the stockholders, to increase the number of shares of Common Stock covered by the Equity Incentive Plan to an aggregate of 541,775 shares. The following is a summary of the material provisions of the Plan.

          On July 17, 1996, the Board of Directors of the Company adopted the Equity Incentive Plan for employees, officers, Directors and consultants of the Company and its subsidiaries, and recommended approval of the plan by the stockholders. The Equity Incentive Plan provides for grants of incentive stock options to employees (including officers) of the Company, and for grants of non-qualified stock options to such employees as well as to Directors and consultants of the Company and its subsidiaries. In addition, persons eligible to receive non-qualified stock options can be awarded shares of Common Stock and given the opportunity to purchase shares of Common Stock. A total of 266,775 shares of Common Stock may be issued under the current Equity Incentive Plan. As of January 3, 1998, 151,167 stock options have been granted under the Equity Incentive Plan.

          The Equity Incentive Plan is administered by the Board of Directors of the Company, which may delegate any or all of its responsibilities to a Committee of two or more Board members who, if the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, must qualify as non-employee directors within the meaning of Rule 16b-3 adopted pursuant to the Exchange Act. The plan administrator determines the recipients and terms of all stock rights granted under the plan, including in the case of all options, the option price. Except in the case of some incentive stock options, as described below, the term of all options granted under the plan may not exceed ten years.

          Special rules apply to incentive stock options. The exercise price of all incentive stock options granted under the Equity Incentive Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. If an incentive stock option is granted to an optionee who owns stock representing more than 10% of the voting power of the Company's outstanding capital stock, the exercise price of the option must equal at least 110% of the fair market value of the Common Stock on the date of grant and the maximum term of the option cannot exceed five years. No incentive stock option may be transferred by the optionee other than by will or the laws of descent and distribution, and should the holder of an incentive stock option cease to be employed by the Company and any of its subsidiaries, he or she (or his or her estate, personal representative or beneficiary in the event of death) will no longer be able to exercise the option to the extent of the shares not exercisable upon termination of employment, and will have a limited period of time after termination of employment within which to exercise the option (in general, three months in the case of termination other than by reason of disability or death, one year in the event of disability, and 180 days in the event of death, unless the option expires earlier by its terms).

          At the request of an optionee, the plan administrator can take whatever action is necessary to convert such optionee's incentive stock options into non-qualified options. Also, an optionee's rights with respect to options and other rights granted under the Equity Incentive Plan are to be appropriately adjusted when certain events occur, such as a stock dividend or split, a recapitalization, or a merger or sale of assets.

          The Board of Directors of the Company has the authority to amend or terminate the Equity Incentive Plan provided that, in general, no amendment may alter or impair the rights of a grantee under any option previously granted without the grantee's consent and stockholder approval must be obtained within 12 months before or after the Board adopts a resolution authorizing certain actions, including the extension of the expiration date of the Equity Incentive Plan or the increase in the number of shares reserved for issuance under the Equity Incentive Plan. Unless sooner terminated, the Equity Incentive Plan will terminate on July 16, 2006.

          The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the shares of Common Stock underlying options granted under the Equity Incentive Plan.

          The Board of Directors believes it is in the interest of the Company and its stockholders to adopt the proposed amendment to the Equity Incentive Plan. The increase in shares available for issuance under the Equity Incentive Plan will assist the Company to continue to attract and retain key personnel and to strengthen the identity of such personnel's interest with those of the Company's stockholders. A majority of the votes cast by the stockholders represented at the meeting, in person or by proxy, is required to approve this proposal.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE EQUITY INCENTIVE PLAN.


PROPOSAL III.  RATIFICATION OF SELECTION OF AUDITORS

          The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending January 2, 1999. Arthur Andersen LLP served as the Company's auditors for fiscal year 1998. A majority of the votes cast by the stockholders represented at the meeting, in person or by proxy, is required to approve this proposal. Representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS.


PROPOSAL IV.  OTHER MATTERS

          The Board of Directors of the Company is not aware of any matter, other than those described above, that may come before the meeting. However, if any matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.


                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

          In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 1999 Annual Meeting, it must be received by the Company at 5 Forbes Road, Lexington, Massachusetts 02173, Attention: John
J. Crowley, no later than December 18, 1998.

                                 ANNUAL REPORT

          A copy of the Company's 1997 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one, without charge, by writing or calling John J. Crowley at 5 Forbes Road, Lexington, Massachusetts 02173, telephone (781) 861-0269, or by e-mail at info@photoelectron.com.


                                 OTHER BUSINESS

          The Board of Directors is not aware of any matters to come before the Annual Meeting. However, it is intended that the proxy solicited herein will be voted on any other matters that may properly come before the meeting in the discretion of the person or persons named in the enclosed form of proxy.

                              By order of the Board of Directors



Lexington, Massachusetts
April 17, 1998

A [X] Please mark your
      votes as in this
      example using
      dark ink only.


                    Vote FOR all nominees
                           at right
                    (except as withheld in    Vote WITHHELD
                       the space below)     from all nominees

ITEM 1. Election of          [_]                   [_]
        Directors


NOMINEES: Peter Nomikos
          Peter E. Oettinger, Ph.D.
          George N. Hatsopoulos, Ph.D.
          Roger D. Wellington


WITHHELD FOR: (Write that nominee's name in the space provided below)


------------------------------------------------

                                             FOR  AGAINST  ABSTAIN

ITEM 2. APPROVAL OF AMENDMENT TO THE
        EQUITY INCENTIVE PLAN.               [_]    [_]      [_]

ITEM 3. APPOINTMENT OF INDEPENDENT PUBLIC
        ACCOUNTANTS.                         [_]    [_]      [_]

ITEM 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
        UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
        THE MEETING.


Signature(s)                                                Date:         , 1998
            ----------------------  -----------------------      ---------
                                    (Additional Signature
                                     if held jointly)

NOTE: Please sign as your name(s) is (are) shown on the certificates to which the Proxy applies. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

                           PHOTOELECTRON CORPORATION

                 5 FORBES ROAD, LEXINGTON, MASSACHUSETTS 02173
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 27, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John J. Crowley and William O. Flannery, Esq. and each of them, as proxy of proxies for the undersigned, with full power of substitution, who may act by unanimous vote of said proxies or their substitutes as shall be present at the meeting, or, if only one be present, then the one shall have all the powers hereunder, to represent and to vote, as designated on the other side (if no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3), all of the shares of Common Stock, par value $.01 per share, of Photoelectron Corporation standing in the name of the undersigned on April 14, 1998, at the Annual Meeting of Stockholders of Photoelectron Corporation to be held on Wednesday May 27, 1998 at 4:00 p.m., and any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)